PRESS RELEASE

January 31, 2008

AXA RECORDS VERY STRONG FY07 TOP LINE GROWTH

SUSTAINED ORGANIC GROWTH
SUCCESSFUL INTEGRATION OF WINTERTHUR

LIFE & SAVINGS NEW BUSINESS VOLUME [1] UP 24%   (UP 8%  ON A COMPARABLE BASIS)
PROPERTY & CASUALTY REVENUES UP 28%   (UP 4%  ON A COMPARABLE BASIS)
ASSET MANAGEMENT REVENUES UP 10%   (UP 17%  ON A COMPARABLE BASIS)

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Life and Savings new business volume (APE) was up 24% to Euro 7,694 million, or 8% on a comparable basis[1], reflecting continued organic growth momentum notably in the United States and Australia while Japan’s growth remained negative.

Unit linked share of total APE reached 54% fuelled by Accumulator-type products[2] (up 46% to Euro 1,107 million).

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Property & Casualty revenues increased by 28% to Euro 25,016 million, or 4% on a comparable basis [2] with all major countries showing positive organic growth, notably the UK and the Mediterranean Region. Personal lines were up 5% boosted by strong Personal Motor and Household net new contracts reaching respectively 1,095,000 and 342,000 contracts, while Commercial lines were up 2%.

•
Asset Management revenues increased by 10% to Euro 4,863 million, or 17% on a comparable basis [2], driven by higher average Assets Under Management and business mix improvement. Both AllianceBernstein and AXA IM revenues grew at a strong double digit pace.

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1  Annual Premium Equivalent (APE) represents 100% of new business regular premiums + 10% of new business single premiums. APE is Group share.
2  Changes on a comparable basis were calculated at constant FX and scope (notably Winterthur’s contribution was included in both 2006 and 2007 figures).
3  AXA’s principal Variable Annuity products.

				Change
(Euro million, except when otherwise noted)	FY06	FY07	Change on a reported basis	Comp. (a) basis	Scope & Other	FX impact (b)

Life & Savings New Business Volume (c)	6,186	7,694	+24.4%	+7.7%	+20.7%	-4.1%
Property & Casualty revenues	19,510	25,016	+28.2%	+3.9%	+25.2%	-0.8%
International Insurance revenues	3,716	3,568	-4.0%	+7.1%	-9.8%	-1.2%
Asset Management Revenues Net inflows (Euro billion)	4,406 73	4,863 28	+10.4%	+17.2%	+0.4%	-7.2%

Total revenues	77,966	93,633	+20.1%	+5.4%	+18.3%	-3.6%

 (a) Change on a comparable basis was calculated at constant FX and scope (notably Winterthur’s contribution was included in both 2006 and 2007 figures).
(b) Mainly due to continued appreciation of the Euro against US Dollar, Yen and CHF.
(c) Group share APE (Annual Premium Equivalent).

“FY07 activity indicators reflected strong organic performance and positive contribution from Winterthur”, said Henri de Castries, Chairman of the AXA Management Board.

“In Life & Savings, Accumulator-type products represented 14% of 2007 new business volume with strong growth continuing in 4Q07 (+51% year-on-year). This new generation of products is particularly well positioned in the context of a more challenging market and their global roll-out should allow AXA to continue to perform well.”

“The Property & Casualty revenues demonstrated good resilience in a competitive pricing environment, especially in retail lines, with a strong contribution of direct business and emerging markets.”

“Our Asset Management business recorded high double digit revenue growth despite a slowdown in net inflows in the second half of the year.”

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Numbers herein have not been audited. APE is in line with the Group’s EEV disclosure. APE and EEV are non-GAAP measures, which Management uses as key indicators of performance in assessing AXA’s Life & Savings business and believes to provide useful and important information to shareholders and investors. IFRS revenues are available in Appendix 3 of this release.

LIFE & SAVINGS

Life and Savings new business volume (APE) was up 24% to Euro 7,694 million, or 8% on a comparable basis, reflecting continued organic growth momentum notably in the United States and Australia while Japan’s growth remained negative.
Unit linked share of total APE reached 54% fuelled by Accumulator-type products4 (up 46% to Euro 1,107 million).

Annual Premium Equivalent, Group share (Euro million) 12 months ended	December 31, 2006	December 31, 2007	Change on a reported basis	Change on a comparable basis

Life & Savings	6,186	7,694	24.4%	7.7%
United States	1,922	2,099	9.3%	19.1%
France (a)	1,231	1,360	10.5%	2.8%
Japan	651	567	-12.9%	-17.5%
United Kingdom	1,134	1,588	40.1%	6.1%
Germany	287	457	59.4%	0.2%
Switzerland (a)	-	222	-	1.8%
Belgium	300	340	13.3%	8.3%
Mediterranean Region	143	206	44.2%	-4.8%
Central & Eastern Europe	-	107	-	58.5%
Australia/New Zealand	420	545	30.0%	24.9%
Hong Kong (b)	100	139	39.5%	12.3%
South East Asia & China (c)	-	63	-	75.0%
(a)  Consistent with AXA methodology, FY07 APE include actual voluntary additional premiums for AXA France and AXA Switzerland of respectively Euro 132 million and Euro 20 million. Change on a comparable basis includes respectively Euro 92 million and Euro 15 million in 2006.
(b) MLC which was acquired on May 8, 2006 contributed Euro 13 million to Hong Kong Life & Savings APE in 2007. MLC APE is excluded from the calculation of change on a comparable basis.
(c)  South East Asia & China APE was not modeled in 2006.

The following comments are on a comparable basis.

The United States new business APE increased by 19% to Euro 2,099 million due to strong growth in sales of Variable Annuities (up 20%) as well as in Life products. Variable Annuities growth was primarily driven by the continued expansion in the third party distribution networks, especially independent financial advisory firms. The addition of certain new product features also contributed to the increase in sales. The Universal life product range was enhanced with the launch of an updated product in 2007 (Athena).

France new business APE increased by 3% to Euro 1,360 million driven by both Individual lines and Group business despite a contracting insurance market. In Individual lines, the Accumulator-type product “Capital Ressources” launched in March 2007 recorded Euro 23 million APE. Group business growth was largely driven by Life & Health while Group retirement remained stable following a strong 2006 performance. Unit linked share of total APE was stable at 25%.

Japan new business APE decreased by 18% to Euro 567 million as certain Term products no longer benefit from a favorable tax environment. The lower Term product sales were partly offset by strong performance from medical and cancer product sales as part of the company’s strategy to focus on these more profitable products (Euro +76 million) and the sales of US Dollar and Yen denominated variable annuity products (Euro +52 million) resulting in AXA increasing its bancassurance market share and becoming one of the top ten players. Unit linked share of total APE increased to 21%.
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4AXA's principal Variable Annuities products.

United Kingdom new business APE was up 6% to Euro 1,588 million. Wealth management was up 7% due to (i) individual pension business (up 14%) reflecting the strength of the combined AXA/Winterthur Individual pension offering as well as (ii) strong performance in the Offshore Estate Planning Bond (up 68%), partly offset by (iii) a drop in Offshore Bonds cash sales (-36%) resulting from a change in the tax environment for these products in 1Q07 and affecting negatively AXA UK’s APE growth momentum in 2H07.
Protection business was up 27% driven by new distribution contracts and improved propositions to IFAs as well as effective direct marketing campaigns.
Group pension was up 2%.

Germany new business APE was stable at Euro 457 million principally due to (i) a strong growth in Investment & Savings (+12%), with notably the “TwinStar” Accumulator-type product (Euro 84 million), (ii) the non recurrence of 2006 large cases in Life Group business and (iii) the negative impact of traditional Riester products (notably in Winterthur’s portfolio) which had benefited in 2006 from strong inflows as a result of a fiscal incentive. Unit linked share of total APE was 38%.

Switzerland new business APE increased by 2% to Euro 222 million with (i) Individual Life & Savings up 16% reflecting the continuous increase in sales of new Unit Linked products (+148%) which were launched in October 2006 (WinLife Variant) and May 2007 (AXA Comfort), partly offset by (ii) Group life down 3%. Unit linked share of total APE increased to 8%.

Belgium new business APE was up 8% to Euro 340 million due to (i) Individual life (+5% to Euro 307 million) driven by both non unit linked (largely Crest 40) and unit linked products (Twinstar launched in September 2007), and (ii) Group business (+60% to Euro 33 million including Euro 6 million from a 2007 large contract). Unit linked share of total APE was 14%.

Mediterranean Region new business APE decreased by 5% to Euro 206 million as a result of a drop in Group business (down 28%) due to the non recurrence of a 2006 outsourcing of pension fund contract in Spain. This was partly offset by the increase in Individual business (+ 2%) notably driven by the contribution of the Accumulator product (Euro 13 million)5. Unit linked share of total APE was 18%.

Central & Eastern Europe new business APE was up 59% to Euro 107 million, mainly driven by Life and Savings business (+128% to Euro 48 million), benefiting from strong unit linked sales (+128% to Euro 44 million) and gains in market share in the Pension Fund business (+27% to Euro 59 million). Main countries contributing to the growth were Czech Republic (+82% to Euro 37 million) and Poland (+56% to Euro 49 million).

Australia/New-Zealand new business APE was  up 25% to Euro 545 million mainly driven by continued strong inflows into Global Equity Value fund and ipac wholesale products, in addition to strong personal superannuation flows into Summit & Generations platforms.

Hong Kong new business APE was up 12% to Euro 139 million, reflecting strong growth in individual unit linked regular premiums and group retirement sales and encouraging results from the new Citibank bancassurance agreement (signed in July 2007).

South East Asia & China new business APE was up 75% to Euro 63 million. Philippines  was up +126% to Euro 8 million due to strong unit linked sales notably in the bancassurance channel, Indonesia was up +112% to Euro 21 million as clients moved to unit linked products due to reduced local bank deposit rates, Thailand was up +70% to Euro 14 million due to successful agent recruitment and improvements in bancassurance, Singapore was up 25% to Euro 14 million and China was up 93% to Euro 5 million.
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5AXA Spain and AXA Assicurazioni. AXA-MPS sales were not consolidated at FY07.

PROPERTY & CASUALTY

Property & Casualty revenues increased by 28% to Euro 25,016 million, or 4% on a comparable basis with all major countries showing positive organic growth, notably the UK and the Mediterranean Region. Personal lines were up 5% boosted by strong Personal Motor and Household net new contracts reaching respectively 1,095,000 and 342,000 contracts, while Commercial lines were up 2%.

IFRS Revenues 12 months ended (Euro million)	December 31, 2006	December 31, 2007	Change on a reported basis	Change on a comparable basis
Property & Casualty	19,510	25,016	+28.2%	+3.9%
France	5,187	5,330	+2.7%	+2.7%
United Kingdom & Ireland	4,721	5,076	+7.5%	+7.6%
Mediterranean Region	3,822	5,276	+38.0%	+5.1%
of which Turkey/Greece/Morocco	670	892	+33.1%	+16.6%
Germany	2,745	3,506	+27.7%	+1.7%
Belgium	1,511	2,112	+39.8%	+0.5%
Switzerland	94	1,974	n/a	+0.1%
Other countries	1,431	1,743	+21.8%	+6.9%
of which Canada	1,056	1,080	+2.3%	+5.4%
of which Asia (a)	306	571	+86.9%	+10.2%
(a)  Singapore, Hong Kong, Japan, Malaysia and Korea in 2007 (Change on a comparable basis excludes Korea figures in both 2006 and 2007).

The following comments are on a comparable basis.

Personal lines (60% of P&C premiums) were up 5%.
Motor revenues grew by 5% mainly driven by (i) the Mediterranean Region up 8%, following new product launches in 2006 and 2007 (mainly “Protezione al volante” in Italy and “Dynamic 2” in Spain) and new segmented tariffs notably in Turkey, (ii) the UK & Ireland up 21%, largely as a result of the new business written through its Internet company, Swiftcover, which benefited from increased volumes through aggregator websites, (iii) Asia up 15% which confirmed its strong momentum, and partly offset by (iv) Germany (+1%), France (+0%) and Switzerland (-1%), recording positive net new contracts in a context of softening markets.

Non-motor revenues increased by 5% mainly driven by (i) the UK & Ireland (+9%) as a result of strong performance in both Health and Travel businesses, (ii) Mediterranean Region (+6%) with positive contribution of all business lines and (iii) France and Germany, both up 2%.

Commercial lines (38% of P&C premiums)   were up 2%.
Motor revenues were up 2%, with strong growth (i) in Germany (+5%) due to a higher number of vehicles in the existing fleets, (ii) in France (+2%) following increase in tariffs and (iii) in the UK (+5%), partly offset by (iv) Mediterranean Region (-4%) due to a lower contribution from former Winterthur fleet rental business further to a strategic decision, and Belgium (-2%).

Non-motor revenues were up 2%, with France (+7%) mainly driven by Construction and the UK (+3%) largely driven by Health, partly offset by Belgium (-4%) due to the non-renewal of some less profitable contracts.

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ASSET MANAGEMENT

Asset Management revenues increased by 10% to Euro 4,863 million, or 17% on a comparable basis, driven by higher average Assets Under Management and business mix improvement. Both AllianceBernstein and AXA IM revenues grew at a strong double digit pace.

AllianceBernstein revenues increased by 15% on a comparable basis to Euro 3,130 million, largely due to higher base fees (+25%, with +28% in institutional clients, +20% in retail clients and +24% in private clients) driven by higher average assets under management (+21%) partly offset by lower performance fees (-66%), especially on hedge funds. Other revenues (mainly distribution fees, institutional research and other fees) were up 10%.

AXA Investment Managers revenues increased by 21% on a comparable basis to Euro 1,732 million, mainly due to higher average assets under management. The favorable client and product mix evolution was offset by a slight decrease in performance fees.

Assets Under Management were Euro 1,092 billion as of December 31, 2007 as a result of positive net inflows (Euro +28 billion), market appreciation (Euro +45 billion), scope impact  (Euro +68 billion, mainly transfers from Winterthur), partly offset by a negative exchange rate impact (Euro -77 billion).

AllianceBernstein net inflows of Euro 23 billion were strong across all client categories (Euro 13 billion from institutional, Euro 4 billion from retail and Euro 6 billion from private clients). 4Q07 net inflows rebounded compared to 3Q07 on the back of strong institutional net inflows of Euro 6 billion.

AXA Investment Managers net inflows of Euro 5 billion were driven by Institutional clients (Euro 5 billion) and AXA Main Fund (Euro 1 billion) partly offset by retail segment (Euro -2 billion). AXA Investment Managers recorded third party net outflows of Euro 8 billion in certain lower margin funds (Money Market funds) in 2H07.

	FY 2007 AUM Roll-forward
In Euro billion	Alliance Bernstein	AXA IM	Total

AUM at FY06	544.1	484.6	1,028.7
Net inflows	23.5	4.8	28.2
Market appreciation	37.5	7.1	44.6
Scope impact	-	67.7	67.7
Other impacts	-	-0.1	-0.1
Forex impact	-61.6	-15.7	-77.3
AUM at FY07	543.5	548.4	1,091.9
Change on a reported basis	19%	11%	15%
Change on a comparable basis	21%	21%	21%

Average AUM over the period	566.7	546.8	1,113.6

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INTERNATIONAL INSURANCE:

International Insurance revenues were down 4% to Euro 3,568 million, or up 7% on a comparable basis, with AXA Corporate Solutions Assurance up 7% and AXA Assistance up 13%.

IFRS Revenues 12 months ended (Euro million)	December 31, 2006	December 31, 2007	Change on a reported basis	Change on a comparable basis

International Insurance	3,716	3,568	-4.0%	+7.1%
. AXA Corporate Solutions Assurance	1,689	1,805	+6.9%	+7.4%
. AXA Assistance	621	699	+12.6%	+13.4%
. AXA Cessions	56	67	+20.4%	+8.9%
. Other transnational activities (a)	1,351	996	-26.3%	-24.7%

(a)  Other transnational activities include AXA RE. The sale of AXA RE's business to Paris Re Holdings was completed on December 21, 2006. AXA RE’s gross written premiums, reported under “Other Transnational Activities” amounted to Euro 896 million for 2007 versus Euro 1,217 million for 2006. 100% of the business fronted on behalf of Paris Re was retroceded to Paris Re Holdings or its affiliates and therefore these amounts have been excluded from comparison on a comparable basis. The fronting agreement was terminated on October 1st, 2007.

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About AXA
AXA Group is a worldwide leader in Financial Protection. AXA's operations are diverse geographically, with major operations in Europe, North America and the Asia/Pacific area. IFRS revenues amounted to Euro 94 billion for full year 2007.
The AXA ordinary share is listed on Eurolist A of Euronext Paris under the ticker symbol CS (ISIN FR0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA). The American Depository Share is also listed on the NYSE under the ticker symbol AXA.

AXA Investor Relations:		AXA Media Relations:
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Emmanuel Touzeau:	+33.1.40.75.49.05	Laurent Sécheret:	+33.1.40.75.48.17
George Guerrero:	+1.212.314.28.68	Armelle Vercken:	+33.1.40.75.46.42
		Mary Taylor:	+1.212.314.5845

Individual shareholders:  +33.1.40.75.48.43

IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties.  Please refer to AXA's Annual Report on Form 20-F and AXA’s Document de Référence for the year ended December 31, 2006, for a description of certain important factors, risks and uncertainties that may affect AXA’s business.  In particular, please refer to the section "Special Note Regarding Forward-Looking Statements" in AXA's Annual Report on Form 20-F.  AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise.

APPENDIX 1
LIFE & SAVINGS – Breakdown of APE between unit linked, non unit linked and mutual funds
12 main countries/regions and modeled business
Full Year 2007 – Group Share

	FY07 APE			% UL in APE (excl. mutual funds)		UL change on comparable basis
Euro million	UL	Non-UL	Mutual Funds	FY06	FY07

France	343	1,018		25%	25%	+ 10%
United States	1,227	423	449	75%	74%	+ 24%
Japan	120	447		9%	21%	+ 41%
United Kingdom	1,446	143		89%	91%	+ 5%
Germany	172	285		42%	38%	+ 34%
Switzerland	19	202	1	--	8%	+148%
Belgium	47	293		13%	14%	+ 7%
Mediterranean Region	34	159	13	8%	18%	- 6%
Central&Eastern Europe	77	28	2	--	73%	+ 62%
Australia/New-Zealand	14	35	496	27%	29%	+ 1%
Hong Kong	74	65		38%	53%	+ 12%
South East Asia & China	30	29	2	--	51%	+ 85%

TOTAL	3,603	3,127	962	50%	54%	+ 16%

APPENDIX 2
PROPERTY & CASUALTY – Split by business line – Full Year 2007

	Personal Motor		Personal Non-Motor		Commercial Motor		Commercial Non-Motor
	% Gross Revenues	Change on comp. basis	% Gross Revenues	Change on comp. Basis	% Gross Revenues	Change on comp. Basis	% Gross Revenues	Change on comp. basis

France	32%	+ 0%	27%	+ 2%	8%	+ 2%	32%	+ 7%
United Kingdom (a)	15%	+ 21%	37%	+ 9%	7%	+ 5%	40%	+ 3%
Mediterranean Region	53%	+ 8%	18%	+ 6%	6%	- 4%	22%	+ 2%
Germany	30%	+ 1%	33%	+ 2%	6%	+ 5%	24%	+ 1%
Belgium	34%	+ 3%	25%	+ 4%	7%	- 2%	33%	- 5%
Switzerland	35%	- 1%	16%	- 3%	4%	+ 7%	46%	+ 1%
Canada	34%	+ 8%	17%	+ 13%	8%	+ 1%	40%	+ 0%
Other	71%	+ 20%	8%	+ 9%	5%	+ 4%	16%	+ 13%

TOTAL	34%	+ 5%	26%	+ 5%	7%	+ 2%	31%	+ 2%

(a)  Including Ireland

APPENDIX 3 - AXA GROUP IFRS Revenues – Comparison FY07 vs. FY06

	FY 2006	FY 2007	IFRS revenue change
Euro million	IFRS	IFRS	Reported	Comp. basis

Life & Savings	49,952	59,845	19.8%	5.2%
United States	15,389	16,243	5.5%	15.1%
France	14,797	15,045	1.7%	1.7%
Japan	5,027	5,116	1.8%	0.1%
United Kingdom	4,292	4,628	7.8%	0.6%
Germany	3,681	6,200	68.5%	-0.8%
Switzerland	141	4,116	n/a	-0.4%
Belgium	2,512	3,072	22.3%	11.5%
Mediterranean Region	1,476	1,918	29.9%	-4.7%
Other countries	2,637	3,507	33.0%	8.7%
of which Australia/New-Zealand	1,254	1,384	10.4%	6.7%
of which Hong Kong (a)	1,041	1,257	20.8%	4.4%
of which Central & Eastern Europe	--	423	n/a	12.7%
of which South East Asia	180	257	42.2%	35.4%

Property & Casualty	19,510	25,016	28.2%	3.9%
France	5,187	5,330	2.7%	2.7%
United Kingdom + Ireland	4,721	5,076	7.5%	7.6%
Mediterranean Region	3,822	5,276	38.0%	5.1%
Germany	2,745	3,506	27.7%	1.7%
Belgium	1,511	2,112	39.8%	0.5%
Switzerland	94	1,974	n/a	0.1%
Other countries	1,431	1,743	21.8%	6.9%

International Insurance (b)	3,716	3,568	-4.0%	7.1%
AXA Corporate Solutions Assurance	1,689	1,805	6.9%	7.4%
Others	2,028	1,763	-13.1%	6.6%

Asset Management	4,406	4,863	10.4%	17.2%
AllianceBernstein	2,961	3,130	5.7%	15.3%
AXA Investment Managers	1,445	1,732	19.9%	21.1%
Banks	377	339	-10.1%	-4.0%

TOTAL	77,966	93,633	20.1%	5.4%
(a) MLC which was acquired on May 8, 2006 contributed Euro 110 million to Hong Kong Life & Savings revenues in 2007. Revenues are excluded from the calculation of change on a comparable basis.
(b) AXA RE's revenues amounted to Euro 896 million at FY07 versus Euro 1,217 million at FY06 and are excluded from the calculation of change on a comparable basis.

APPENDIX 4 - AXA GROUP IFRS Revenues in local currency – Discrete quarters 2006/2007

In million local currency except Japan in billion	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07

Life & Savings
United States	4,806	4,958	4,589	4,981	5,258	5,654	5,601	5,738
France	3,809	3,809	3,213	3,966	4,313	3,479	3,407	3,846
Japan	176	204	172	167	201	210	197	202
United Kingdom	739	685	747	755	765	846	771	785
Germany	856	845	861	1,119	1,518	1,467	1,486	1,729
Switzerland	87	45	43	48	4,434	837	580	907
Belgium	761	545	500	705	957	671	617	828
Mediterranean Region	319	427	262	469	390	540	335	653
Other countries
of which Australia/New-Zealand	477	585	517	510	515	600	614	537
of which Hong-Kong	2,122	2,046	3,170	2,764	3,690	2,729	3,131	3,820
of which Central & Eastern Europe					103	98	106	115

Property & Casualty
France	1,709	1,124	1,249	1,106	1,744	1,151	1,286	1,148
Germany	1,348	453	495	449	1,620	582	707	597
Switzerland	72	23	31	22	2,676	250	156	160
United Kingdom + Ireland	804	893	793	728	863	975	849	787
Mediterranean Region	991	932	819	1,080	1,342	1,353	1,128	1,453
Belgium	444	356	363	349	641	514	493	464
Canada	335	434	374	361	334	442	417	393

International Insurance
AXA Corporate Solutions Assurance	833	265	318	273	859	337	314	294
Others, including AXA RE	959	1,441	516	328	1,441	683	427	109

Asset Management
AllianceBernstein	829	912	879	1,101	987	1,077	1,076	1,148
AXA Investment Managers	314	360	337	435	397	458	430	447

Banks	87	95	105	95	80	76	89	79